Exhibit 99.4(b)(iii)

[ PRODUCT L ] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ VA00000001 ]	[ June 1, 2012 ]

OWNER 1	BIRTH DATE OF OWNER 1
[ John Doe ]	[ May 15, 1947 ]

OWNER 2	BIRTH DATE OF OWNER 2
[ None ]	[ Not Applicable ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ John Doe ]	[ May 15, 1947 ]

BENEFICIARY	ANNUITY DATE
As contained in our records	[ May 15, 2042 ]

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT
[ SecurePaySM R72 ]	[ Maximum Anniversary Value ]

AGENT	INSURANCE REGULATORY AUTHORITY
[ Allen Agent ]	[ New York State Department of Financial Services ]
[ Brisk Financial Services ]	[ 800-342-3736 ]
[ 456 High Street ]	[ www.dfs.ny.gov ]
[ New York, New York 10111 ]
[ 212-987-6543 ]

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS
[ $100,000.00 ]	[ Non-Qualified ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the Guaranteed Account on the Issue Date:	FIXED ACCOUNT — [ 1.25% ] DCA ACCOUNT 1 — [ 3.00% ] DCA ACCOUNT 2 — [ 6.00% ]

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:	[ 1.00% ]

The Contract’s NFIR for the Guaranteed Account was established on the Issue Date and will not change.  It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 — April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%.  The NFIR cannot be less than 1.00% and will not be more than 3.00%.  Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract’s NFIR.

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A

[ PRODUCT L ] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Maximum Annuity Date:	The oldest Owner’s or Annuitant’s [ 95th ] birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner’s or Annuitant’s [ 86th ].

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	$1,000,000.00

Mortality & Expense Risk Charge:	[ 1.50% ] per year

The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	[ 0.15% ] per year

The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.

The Transfer Fee was established on the Issue Date and will not change.

Contract Maintenance Fee:	[ $30 ]

The Contract Maintenance Fee was established on the Issue Date and will not change. It is deducted prior to the Annuity Date on each Contract Anniversary, and on any day that the Contract is surrendered other than a Contract Anniversary. The Contract Maintenance Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value. The Contract Maintenance Fee will be waived by the Company in the event either the Contract Value, or the aggregate Purchase Payments reduced by aggregate withdrawals, equals or exceeds [ $100,000 ] on the date the Fee is to be deducted.

Assumed Investment Return:	4.75% per year

The Assumed Investment Return was established on the Issue Date and will not change. It is used in the calculation of variable annuity income payments as described in the ANNUITY INCOME PAYMENTS section of the Contract.

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B

[ PRODUCT L ] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES, continued

Surrender Charge:

The Surrender Charge Percentages Table was established on the Issue Date and will not change.  The Surrender Charge is assessed for both surrenders and withdrawals in excess of any free withdrawal amount, but does not apply to amounts paid as a death benefit, applied to an Annuity Option, or taken as a lump sum as of the Annuity Date.  It will be deducted from the amount withdrawn from the Contract Value to satisfy the surrender or withdrawal request.

In order to assess the Surrender Charge, we must first associate the entire amount withdrawn (in excess of any free withdrawal amount) with one or more Purchase Payments as follows:  We allocate the amount withdrawn (in excess of any free withdrawal amount) to Purchase Payments not previously assessed with a Surrender Charge using a “first-in, first-out” (FIFO) basis.  We then allocate any remaining amount withdrawn pro rata to these Purchase Payments.  If no amount withdrawn was allocated to Purchase Payments as described above, we will deem the entire amount withdrawn (in excess of any free withdrawal amount) to be allocated to the most recent Purchase Payment we accepted.

The Surrender Charge percentage applicable to each allocated amount withdrawn is then determined, as shown in the table below, based on how many complete years have elapsed between the date the allocated amount’s associated Purchase Payment was applied to the Contract and the withdrawal or surrender date.  Each allocated amount is multiplied by its applicable Surrender Charge percentage to determine its Surrender Charge.  The total Surrender Charge is the sum of the Surrender Charges determined for each allocated amount.

Surrender Charge Percentages Table

Number of Complete Years Elapsed Between the Date the Purchase Payment was Applied to the Contract and the Withdrawal or Surrender Date	Surrender Charge Percentage
0	7.0%
1	7.0%
2	6.0%
3	6.0%
4+	0.0%

Free Withdrawal Amount:

The Free Withdrawal Amount was established on the Issue Date and will not change.  It is the Contract Value that may be withdrawn each Contract Year without incurring any Surrender Charge.  During the first Contract Year, the Free Withdrawal Amount is equal to [ 10% ] of the Initial Purchase Payment.  In subsequent Contract Years, it is equal to the greatest of the following:

1)              the earnings, if any, in the Contract as of the prior Contract Anniversary; or,

2)              [ 10% ] of cumulative Purchase Payments as of the prior Contract Anniversary; or,

3)              [ 10% ] of the Contract Value as of the prior Contract Anniversary.

For the purpose of determining the Free Withdrawal Amount, ‘earnings’ (in Item 1 above) equal the Contract Value on the prior Contract Anniversary minus Purchase Payments not previously assessed with a Surrender Charge.  Withdrawals in excess of the Free Withdrawal Amount in any Contract Year are subject to the Surrender Charge described above.

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C

[ PRODUCT L ] SCHEDULE, continued

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account
DCA Account 1
DCA Account 2

Sub-Accounts of Variable Annuity Account A

[ Fidelity	Lord Abbett
Contrafund® Service Class 2	Bond Debenture
Index 500 Service Class 2	Capital Structure
Investment Grade Bond Service Class 2	Classic Stock
Mid Cap Service Class 2	Fundamental Equity
Growth Opportunities
Franklin Templeton	Mid Cap Stock
Franklin Flex Cap Growth Class 2
Franklin Income Class 2	MFS Investment Management
Franklin Rising Dividends Class 2	Emerging Markets Equity Service Class
Franklin Small Cap Value Class 2	Growth Service Class
Franklin Small-Mid Cap Growth Class 2	International Value Service Class
Franklin U. S. Government Class 2	Investors Growth Stock Service Class
Mutual Shares Class 2	Investors Trust Service Class
Templeton Developing Markets Class 2	New Discovery Service Class
Templeton Foreign Class 2	Research Service Class
Templeton Global Bond Class 2	Research Bond Service Class
Templeton Growth Class 2	Total Return Service Class
Utilities Service Class
Goldman Sachs	Value Service Class
Growth Opportunities Service Class Shares
Mid Cap Value Service Class Shares	OppenheimerFunds
Strategic Growth Service Class Shares	Capital Appreciation Service Class
Strategic International Equity Service Class Shares	Global Securities Service Class
Global Strategic Income Service Class
Invesco	Main Street® Service Class
Balanced Risk Allocation Class II	Money Service Class
Global Real Estate Class II
Government Securities Class II	PIMCO
International Growth Class II	All Asset Advisor
Small Cap Equity Class II	Long-Term U. S. Government Advisor
Low Duration Advisor
Invesco Van Kampen	Real Return Advisor
Comstock Class II	Short-Term Advisor
Equity and Income Class II	Total Return Advisor
Growth and Income Class II
Mid Cap Growth Class II	Royce
Mid Cap Value Class II	Micro-Cap Service Class
Small-Cap Service Class ]
Legg Mason
ClearBridge Mid Cap Core Class II
ClearBridge Small Cap Growth Class II
Dynamic Multi-Strategy Class II

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D